UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  June 15, 2006


                             GLOBAL GOLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




          DELAWARE                   02-69494            13-03025550
(State or Other Jurisdiction     (Commission File       (IRS Employer
   of  Incorporation)                 Number)        Identification Number)


       45 EAST PUTNAM AVENUE, GREENWICH, CONNECTICUT            06830
          (Address of Principal Executive Offices)           (Zip Code)

                                 (203) 422-2300
              (Registrant's telephone number, including area code)

                    104 FIELD POINT ROAD, GREENWICH, CT 06830
         (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        This 8-K/A (correcting Mr. Dulman's annual salary and disclosing the grant of shares to Mr. Agnerian, a new Director) amends the 8-K, dated June 21, 2006, previously filed by the Registrant as follows:

Item 1.01         Entry Into a Material Definitive Agreement

         The Global Gold Corporation 2006 Stock Incentive Plan

         At the Annual Meeting of Stockholders of Global Gold Corporation (the "Company") held on June 15, 2006, the Company's stockholders approved the Global Gold Corporation 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan"). The 2006 Stock Incentive Plan was approved by the Company's Board of Directors (the "Board of Directors") on May 10, 2006, subject to stockholder approval, and became effective with such stockholders approval on June 15, 2006. The 2006 Stock Incentive Plan replaces the Company's Option Plan of 1995 which terminated in June 2005.

         The purpose of the Global Gold Corporation 2006 Stock Incentive Plan is to enable the Company to attract and retain employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them an equity interest in the Company. The 2006 Stock Incentive Plan contains the following terms:

         Eligible Participants: Any employee, director, consultant, officer, advisor of the Company is eligible to be a designated participant under the Global Gold Corporation 2006 Stock Incentive Plan.

         Types of awards: Awards under the plan may be in the form of (i) Stock Options, (ii) rights to purchase Restricted Stock of the Company; (iii) Deferred Stock; and (iv) Stock Appreciation Rights (all as defined in the Global Gold Corporation 2006 Stock Incentive Plan).

         Shares Subject to Plan: A total of three million (3,000,000) shares of common stock of the Company (the "Common Stock") have been reserved for issuance under the Global Gold Corporation 2006 Stock Incentive Plan. In the event of any change in the Common Stock, such as a stock split or stock dividend, appropriate adjustments or substitutions in the number and kind of shares to be granted under the Global Gold Corporation 2006 Stock Incentive Plan. In the event of any major corporate transaction, such as a merger of consolidation, the Board may make appropriate adjustments or substitutions in the number and kind of shares to be granted under the Global Gold Corporation 2006 Stock Incentive Plan.

         Term of Plan: The Global Gold Corporation 2006 Stock Incentive Plan has a ten - year term. It became effective on June 15, 2006 and will expire on June 15, 2016.

         Administration: The Global Gold Corporation 2006 Stock Incentive Plan is administered by the Compensation Committee, the members of which are appointed from time to time from and by the Board of Directors.

         Amendment: The Board of Directors may amend the Global Gold Corporation 2006 Stock Incentive Plan as it deems proper and in the best interest of the Company without further approval by stockholders, unless and to the extent that is required by applicable law or by the rules or regulations of any securities exchange or regulatory agency or to qualify for an exemption under Rule 16b-3 of the Exchange Act. In particular, the Board of Directors has the authority to amend the Global Gold Corporation 2006 Stock Incentive Plan without stockholder approval to take into account changes in law and tax and accounting rules as well as other developments, such as new rules that may be promulgated under
Section 16 of the Exchange Act or as necessary to comply with new Section 409A of the Internal Revenue Code of 1986.

         The foregoing description of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the actual terms of the 2006 Stock Incentive Plan and form of related grant agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. For additional information regarding the 2006 Stock Incentive Plan, refer to Proposal 3 (Approval of the Global Gold Corporation 2006 Stock Incentive Plan) on page 15 of our 2006 Proxy Statement, as filed with the Securities and Exchange Commission on May 18, 2006, which is incorporated herein by reference.

         Amendment to Employment Agreement of Mr. Drury Gallagher

         On June 15, 2006, the Board of Directors (based on the decision of the Compensation Committee and without the participation of Messrs. Gallagher and Krikorian) approved an amendment to the employment agreement of Drury Gallagher with respect to his employment as Chief Executive Officer of the Company. The revised employment agreement provides that Mr. Gallagher will resign as Chairman and Chief Executive Officer and assume the title of Chairman Emeritus Treasurer effective December 31, 2006 and effective June 30, 2006, will receive an annual base salary of $125,000, representing a 25% increase over his previous salary and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The amended agreement is for two and a half years terminating on December 31, 2008.

         Pursuant to the revised agreement, Mr. Gallagher was also granted (i) 50,000 shares of restricted stock to vest in four equal installments of 12,500 shares each on December 30, 2006, June 30, 2007, December 30, 2007 and June 30, 2008 and (ii) 250,000 stock options to purchase Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), to vest in eight equal installments of 28,125 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30 2007, September 30, 2007, December 30, 2007, March 30, 2008 and June 30, 2008. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

         The restricted stock and options previously awarded to Mr. Gallagher will continue to vest pursuant to his original Employment Agreement.


         Amendment to Employment Agreement of Mr. Van Krikorian

         On June 15, 2006, the Board of Directors (based on the decision of the Compensation Committee and without the participation of Messrs. Gallagher and Krikorian) also approved an amendment the employment agreement of Mr. Van Krikorian with respect to his employment as President and General Counsel of the Company. The revised Employment Agreement provides that Mr. Krikorian will receive an annual base salary of $225,000, representing a 25% increase over his previous salary effective July 1, 2006 and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The amended Employment Agreement terminates on June 30, 2009.

         Pursuant to the revised agreement, Mr. Krikorian was also granted 600,000 shares of restricted stock to vest in three equal installments of 200,000 shares each on June 30, 2007, June 30, 2008 and June 30, 2009. The restricted stock are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the agreement.

         The restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original Employment Agreement, as amended previously.


         Amendment to Employment Agreement of Mr. Ashot Boghossian

         The Board of Directors also approved an amendment to Mr. Ashot Boghossian's Employment Agreement with respect to his employment as Regional Director of Global Gold Mining, LLC. The revised Employment Agreement provides that Mr. Boghossian will receive the same annual base salary as in his previous agreement of $72,000 and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The amended Employment Agreement extends for another three years terminating on June 30, 2009.

         Pursuant to the revised agreement, Mr. Boghossian was also granted 225,000 shares of restricted stock to vest in twelve equal installments of 18,750 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30, 2007, September 30, 2007, December 30, 2007, March 30, 2008, June 30,
2008, September 30, 2008, December 30, 2008, March 30, 2009 and June 30, 2009.
The restricted stock are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Employment Agreement.

         The restricted stock previously awarded to Mr. Boghossian will continue to vest pursuant to his restricted stock bonus award.


Amendment to Employment Agreement of  Jan Dulman

         As provided for in Mr. Dulman's amended employment agreement effective May 1, 2006, Mr. Dulman was granted an option to purchase 62,500 shares of Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), to vest in three installments as follows: 20,833 shares on June 15th , 2006, 20,833 shares on November 30, 2006, and 20,834 shares on July 31, 2007. The options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Employment Agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan. Mr. Dulman's annual base salary is $60,000 per year.

         The restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement.

         The foregoing descriptions of the Mr. Gallagher, Mr. Krikorian, Mr. Boghossian's and Mr. Dulman's amended Employment Agreements are qualified in their entirety by reference to the actual terms of the amendments to the agreements which will be filed as an exhibit to Form 10-QSB of the Company to be filed with the Securities and Exchange Commission covering this reporting period.

Item 8.01        Other Events

         On June 15, 2006, the Company issued a press release announcing that at the Annual Meeting of Stockholders of the Company, the following directors were re-elected: Mr. Drury J. Gallagher, Van Z. Krikorian, Nicholas J. Aynilian, Ian
C. Hague and Michael T. Mason and Mr. Hrayr Agnerian, of Roscoe Postle Associates, Inc. was elected to his first term as a Director, effective June 15, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

         In connection with Mr. Agnerian joining the Board of Directors, on June 15, 2006, the Company granted Mr. Agnerian 50,000 shares of Common Stock.


Item 9.01         Financial Statements and Exhibits

Exhibit No.       Description

10.1 The Global Gold Corporation 2006 Stock Incentive Plan, effective June 15, 2006, and related form of Stock Option Grant Agreement.

99.1 Press release of Global Gold Corporation dated June 15, 2006, announcing the election of Mr. Drury J. Gallagher, Van Z. Krikorian, Nicholas J. Aynilian, Ian C. Hague, Michael T. Mason and Mr. Hrayr Agnerian as Directors of the Company, effective June 15, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                  GLOBAL GOLD CORPORATION


                                                  By:  /S/ Drury J. Gallagher
                                                Name:  Drury J. Gallagher
                                               Title:  Chairman, Chief Executive
                                                       Officer and Treasurer

Dated:  June 22, 2006